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                                                                    EXHIBIT 99.1

[ILEX ONCOLOGY LOGO]

                                                 NEWS
                                                 RELEASE


FOR IMMEDIATE RELEASE

CONTACT: Ann Stevens                        Jill Scoggins
         Director, Investor Relations       Director, Public Relations
         210-949-8230                       210-949-8687
         astevens@ilexonc.com               jscoggins@ilexonc.com


             ILEX ONCOLOGY SELLS FIVE MILLION SHARES OF COMMON STOCK
                     IN PUBLIC OFFERING AT $24.00 PER SHARE

         SAN ANTONIO, Texas (Nov. 14, 2001) - ILEX(TM)Oncology Inc. (Nasdaq:
ILXO) today reported that its previously announced public offering of five million shares of common stock was priced at $24.00 per share.

         ILEX intends to use the approximately $112.0 million in net proceeds from the offering to expand its clinical trials and preclinical research; to fund its research and development programs; to finance a portion of its pending acquisition of Millennium Pharmaceuticals Inc.'s partnership interests in ILEX's Campath(R) joint venture; for potential acquisitions of complementary technologies or products; for general corporate purposes; and for working capital.

         CIBC World Markets Corp., UBS Warburg LLC and U.S. Bancorp Piper Jaffray Inc. are acting as managing underwriters for the offering. The Company granted the underwriters an option to purchase up to an additional 750,000 shares to cover over-allotments, if any.

         This news release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to any registration or qualification under the securities laws of any such state.

         Shares are being offered only by prospectus. Paper copies of the prospectus may be requested by e-mailing CIBC World Markets at useprospectus@us.cibc.com. The Company expects to complete the sale on or about Nov. 20, 2001.

         Founded in 1994 as an oncology drug development company, ILEX is strategically positioned to become a leading oncology-focused pharmaceutical company. In addition to Campath, ILEX's first drug approved for sale, the Company is advancing a deep pipeline of oncology compounds focused on the treatment of both advanced and early stages of cancer. The ILEX pipeline comprises several product candidates at various stages of clinical development, including apoptosis-inducing agents, cytotoxic



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compounds with novel mechanisms of action, angiogenesis inhibitors and chemoprevention agents. ILEX maintains one of the biopharmaceutical industry's most experienced in-house clinical development organizations for oncology drugs, with locations in San Antonio, Texas; Annapolis, Maryland; and Guildford, England. ILEX also conducts drug discovery research in angiogenesis inhibition, medicinal chemistry and nuclear receptor biology at its laboratories in Boston, Massachusetts, and Geneva, Switzerland. Further information about ILEX can be found on the Company's Web site at www.ilexonc.com.

         Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks that the Millennium transaction does not close; risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in ILEX's compounds under development in particular; market acceptance of Campath as an oncology therapeutic; the ability to expand the number and scope of the indications for which Campath is approved; the potential failure of ILEX's compounds under development to prove safe and effective for treatment of cancer and other diseases; uncertainties inherent in the early stage of ILEX's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change ILEX's business, structure or business plan; the ability of ILEX to predict its future expenses and capital needs; the development of competing products; uncertainties related to ILEX's dependence on third parties and partners; and those risks described in ILEX's Registration Statement on Form S-3 as originally filed with the Securities and Exchange Commission on Oct. 29, 2001, as amended to date (Commission file No. 333-72396) and ILEX's Annual Report on Form 10-K for the year ended Dec. 31, 2000, and in other filings made by ILEX with the SEC. ILEX disclaims any obligation to update these forward-looking statements except as required by applicable law.